Exhibit 99.1

Consolidated financial statements of

ATTANSIC TECHNOLOGY CORPORATION

Nine-month periods ended September 30, 2006 and

2005 and the year ended December 31, 2005,

and as of September 30, 2006 and December 31, 2005

ATTANSIC TECHNOLOGY CORPORATION

Independent Auditors’ Report

To the Board of Directors and Shareholders of

Attansic Technology Corporation

We have audited the accompanying consolidated balance sheet of Attansic Technology Corporation and its subsidiaries as of December 31, 2005 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit also comprehended the translation of New Taiwan dollar amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 3 to the consolidated financial statements. Such U.S. dollar amounts are solely presented for the convenience of readers in the United States of America.

DELOITTE & TOUCHE

Taipei, Taiwan

The Republic of China

February 28, 2007 (November 13, 2007 as to Notes 1 and 15)

ATTANSIC TECHNOLOGY CORPORATION

Consolidated balance sheets

as of September 30, 2006 (unaudited) and December 31, 2005

(in thousands of New Taiwan or U.S. dollars)

	September 30, 2006		December 31, 2005
	NT$	US$	NT$	US$
ASSETS		(Note 3)		(Note 3)
Current assets:
Cash	104,255	3,140	164,719	4,962
Marketable securities	9,770	294	46,060	1,387
Related party receivables, net	54,691	1,647	10,759	324
Other receivables, net	24,762	746	14,555	439
Inventories, net	77,682	2,340	31,394	946
Prepaid expenses and other current assets	12,131	366	2,481	75

Total current assets	283,291	8,533	269,968	8,133

Property and equipment, net	37,189	1,120	26,823	807

Other assets:
Deferred charges	10,413	314	13,659	411
Deferred pension cost	3,582	108	3,614	109
Refundable deposits	1,025	31	1,649	50

Total other assets	15,020	453	18,922	570

Total assets	335,500	10,106	315,713	9,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Payables	91,333	2,751	15,438	465
Accrued expenses and other current liabilities	3,675	111	10,961	330

Total current liabilities	95,008	2,862	26,399	795
Accrued pension liabilities	3,582	108	3,614	109

Total liabilities	98,590	2,970	30,013	904

Commitments and contingencies (Note 13)

Shareholders’ equity
Common shares	306,057	9,219	306,057	9,219
Additional paid-in capital	107,469	3,237	123,966	3,734
Accumulated other comprehensive income (losses)	(2,156)	(65)	1,151	35
Retained earnings
Legal reserve	—	—	16,935	510
Accumulated deficits	(174,460)	(5,255)	(162,409)	(4,892)

Total shareholders’ equity	236,910	7,136	285,700	8,606

Total liabilities and shareholders’ equity	335,500	10,106	315,713	9,510

The accompanying notes are an integral part of these consolidated financial statements.

ATTANSIC TECHNOLOGY CORPORATION

Consolidated statements of operations

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan or U.S. dollars)

	Nine-month period ended September 30,				Year ended December 31, 2005
	2006		2005
	NT$	US$	NT$	US$	NT$	US$
		(Note 3)		(Note 3)		(Note 3)
Net revenue (Note 12)	159,520	4,805	118,072	3,556	140,709	4,238
Cost of goods sold	92,517	2,787	77,231	2,326	90,098	2,714

Gross profit	67,003	2,018	40,841	1,230	50,611	1,524

Operating expenses:
Research and development	122,658	3,694	74,627	2,247	139,435	4,204
Sales and marketing	16,454	496	10,524	317	17,518	526
General and administrative	29,917	901	16,265	490	27,073	813

Total operating expenses	169,029	5,091	101,416	3,054	184,026	5,543

Loss from operations	(102,026)	(3,073)	(60,575)	(1,824)	(133,415)	(4,019)

Non-operating income (expenses):
Gains (losses) on sales of marketable securities, net	7,039	212	(580)	(17)	(580)	(17)
Interest income	370	11	298	9	593	18
Others, net	(5)	—	(124)	(4)	(96)	(3)

Total non-operating income (expenses), net	7,404	223	(406)	(12)	(83)	(2)

Loss before income taxes	(94,622)	(2,850)	(60,981)	(1,836)	(133,498)	(4,021)
Provision for income taxes	—	—	14,167	427	13,883	418

Net loss	(94,622)	(2,850)	(75,148)	(2,263)	(147,381)	(4,439)

The accompanying notes are an integral part of these consolidated financial statements.

ATTANSIC TECHNOLOGY CORPORATION

Consolidated statements of shareholders’ equity and comprehensive income (loss)

nine-month period ended September 30, 2006 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars)

	Common shares		Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained Earnings		Total shareholders’ equity
	Shares	Amount			Legal reserve	Accumulated deficits
		NT$	NT$	NT$	NT$	NT$	NT$
Balance, January 1, 2005	20,606	206,057	23,671	(1,479)	16,935	(15,028)	230,156
Net loss	—	—	—	—		(147,381)	(147,381)
Components of other comprehensive income:
Unrealized holding gain on marketable securities	—	—	—	2,545	—	—	2,545
Foreign currency translation adjustments	—	—	—	85	—	—	85

Total comprehensive loss	—	—	—	—	—	—	(144,751)
Issuance of common stock at NT$16.50 per share	10,000	100,000	65,000	—	—	—	165,000
Stock-based compensation	—	—	35,295	—	—	—	35,295

Balance, December 31, 2005	30,606	306,057	123,966	1,151	16,935	(162,409)	285,700
Net loss	—	—	—	—	—	(94,622)	(94,622)
Components of other comprehensive loss:
Unrealized holding loss on marketable securities	—	—	—	(3,295)	—	—	(3,295)
Foreign currency translation adjustments	—	—	—	(12)	—	—	(12)

Total comprehensive loss	—	—	—	—	—	—	(97,929)
Additional paid-in capital and legal reserve to offset accumulated deficits	—	—	(65,636)	—	(16,935)	82,571	—
Stock-based compensation	—	—	49,139	—	—	—	49,139

Balance, September 30, 2006	30,606	306,057	107,469	(2,156)	—	(174,460)	236,910

The accompanying notes are an integral part of these consolidated financial statements.

ATTANSIC TECHNOLOGY CORPORATION

Consolidated statements of cash flows

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan or U.S. dollars)

	Nine-month period ended September 30,				Year Ended December 31, 2005
	2006		2005
	NT$	US$	NT$	US$	NT$	US$
		(Note 3)		(Note 3)		(Note 3)
Cash flows from operating activities
Net loss	(94,622)	(2,850)	(75,148)	(2,263)	(147,381)	(4,439)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,346	613	12,195	367	17,341	523
Stock-based compensation costs	49,139	1,480	6,421	193	35,295	1,063
Losses (gains) on sales of marketable securities, net	(7,039)	(212)	580	17	580	17
Deferred income taxes	—	—	13,523	407	13,523	407
Net changes in operating assets and liabilities:
Receivables, net	(54,139)	(1,631)	54,513	1,642	59,106	1,780
Inventories, net	(46,288)	(1,394)	16,903	509	13,138	396
Prepaid expenses and other current assets	(9,650)	(291)	143	4	(293)	(9)
Payables	75,895	2,286	(25,330)	(763)	(23,480)	(707)
Accrued expenses and other current liabilities	(6,933)	(209)	(6,920)	(207)	(2,934)	(87)

Net cash used in operating activities	(73,291)	(2,208)	(3,120)	(94)	(35,105)	(1,056)

Cash flows from investing activities
Investments in marketable securities	(38,221)	(1,151)	(28,260)	(851)	(28,260)	(851)
Proceeds from sales of marketable securities	78,255	2,357	28,305	853	28,305	853
Acquisition of property and equipment	(25,379)	(764)	(6,667)	(201)	(21,543)	(649)
Increase in deferred charges	(2,266)	(68)	—	—	(470)	(14)
Decrease (increase) in refundable deposits	624	19	(265)	(8)	(814)	(25)

Net cash provided by (used in) investing activities	13,013	393	(6,887)	(207)	(22,782)	(686)

Cash flows from financing activities
Issuance of common stock	—	—	—	—	165,000	4,970

Net cash provided by financing activities	—	—	—	—	165,000	4,970

Effect of exchange rate changes	(186)	(7)	(587)	(19)	(200)	(8)

Net increase (decrease) in cash	(60,464)	(1,822)	(10,594)	(320)	106,913	3,220
Cash, beginning of period	164,719	4,962	57,806	1,742	57,806	1,742

Cash, end of period	104,255	3,140	47,212	1,422	164,719	4,962

Supplemental information
Interest paid	—	—	—	—	—	—

Income tax paid	1,789	54	2,532	76	3,072	93

The accompanying notes are an integral part of these consolidated financial statements.

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

1. Description of the business

Attansic Technology Corporation (“Attansic” or the “Company”) is a privately held Taiwan-based fabless semiconductor company specializing in Power Management and Fast and Gigabit Ethernet integrated circuit solutions and legacy products. For the periods presented, Attansic was a majority-owned subsidiary of ASUSTek Computer Inc. (ASUSTek), the world's leading supplier of PC motherboards and manufacturer of modems and gateways. As discussed in Note 15, on December 18, 2006 Attansic became a majority-owned subsidiary of Atheros Communications, Inc. and on November 13, 2007, Attansic became a wholly owned subsidiary of Atheros Communications, Inc. Attansic is headquartered in Hsinchu, Taiwan and has a large presence in Shanghai, the Peoples Republic of China.

2. Accounting policies

Basis of consolidation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of Attansic and its wholly-owned subsidiaries. All significant intercompany balances and transactions are eliminated upon consolidation.

Unaudited interim results

The accompanying interim consolidated financial statements as of September 30, 2006 and for the nine month periods ended September 30, 2006 and 2005 are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary to fairly present the Company’s financial position as of September 30, 2006 and its results of operations and its cash flows for the nine months ended September 30, 2006 and 2005. The financial data and other information disclosed in these notes to consolidated financial statements related to these periods are unaudited. The results for the nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the year ended December 31, 2006.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from the estimates and assumptions used.

Fair value of financial instruments

The carrying amount of the Company’s financial instruments, including cash, receivables and payables approximates fair value due to the short-term maturity of the instruments. Fair values of marketable securities are based on net assets value.

Marketable securities

The Company maintained its excess cash in open-end funds and classified its investments as available-for-sale which are recorded at fair value with unrealized holding gains and losses reported in a separate component of shareholders’ equity in accumulated other comprehensive income (loss). The costs of funds sold are accounted for using the weighted-average method, with realized gains and losses reflected in non-operating income and expenses. Unrealized losses, which are deemed other than temporary, are recorded in the statements of operations.

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

2. Accounting policies (continued)

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average method. Market value represents replacement cost for raw materials and net realizable value for finished goods and work in process. Estimated losses on scrap and slow-moving items are recognized and included in the allowance for losses.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight line basis at the following annual rates:

Furniture and fixtures	3 to 5 years
Machinery and equipment	2 to 5 years
Leasehold improvements	5 years

Deferred charges

Deferred charges primarily consist of computer software costs and others. The amounts are amortized over 2 to 5 years.

Pension Costs

For employees under defined contribution pension plans, pension costs are recorded based on the actual contributions made to employees’ individual pension accounts during their service periods. For employees under defined benefit pension plans, pension costs are recorded based on actuarial calculations.

Impairment of long-lived assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate the carrying value may not be recoverable. The determination of recoverability is based on an estimate of undiscounted cash flows expected to result from the use of an asset and its eventual disposition. The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, technological changes, economic conditions, changes to the business model or changes in operating performance. If the sum of the undiscounted cash flows is less than the carrying value, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the fair value of the asset.

Revenue recognition

Revenue is generally recognized upon shipment to the customer provided that the Company has provided evidence that an arrangement exists, the price is fixed or determinable, transfer of title has occurred in accordance with the shipping terms specified in the arrangement with the customer, collectibility from the customer is considered reasonably assured, and there are no remaining significant obligations or customer acceptance requirements.

Research and development

Research and development costs consisted of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge that will be useful in developing new products or at significantly enhancing existing products as well as expenditures incurred for the design and testing of product alternatives. All expenditures related to research and development activities of the Company are charged to operating expenses as incurred.

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

2.	Accounting policies (continued)

Stock-based compensation

Prior to January 1, 2006, the Company adopted the preferred fair value accounting provided under Statement of Financial Accounting Standards (“ SFAS”) No. 123, Accounting for Stock Based Compensation for Employee Stock Options. Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). Compensation expense for stock-based awards granted is based on the grant-date fair value estimated in accordance with the original provision of SFAS No. 123 and recognized over the vesting period. The requirements of SFAS 123R were similar to the requirements of SFAS 123 except for the requirement that we estimate forfeitures for our options.

Income tax

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The provision for income tax represents income tax paid and payable for the current year plus the changes in the deferred income tax assets and liabilities during the periods. Deferred income tax assets and liabilities are recognized for net operating loss carryforwards, unused investment tax credits, and temporary differences. The Company believes that uncertainty exists regarding the realizability of certain deferred income tax assets and, accordingly, has established a valuation allowance for those net deferred income tax assets to the extent the realizability is not deemed more likely than not.

Foreign currency transactions

Foreign currency transactions are recorded at the rates of exchange in effect when the transaction occurs. Gains or losses, resulting from the application of different foreign exchange rates when cash in foreign currency is converted into the entities’ functional currency, or when foreign currency receivables and payables are settled, are credited or charged to income in the period of conversion or settlement. At the balance sheet date, assets and liabilities denominated in foreign currencies are remeasured based on prevailing exchange rates and any resulting gains or losses are credited or charged to income.

Translation of foreign currency financial statements

The reporting currency of the Company is the New Taiwan dollar. The functional currency is the local currency of the respective entities. Accordingly, the financial statements of the foreign subsidiaries are translated into New Taiwan dollars at the following exchange rates: assets and liabilities - current rate on the balance sheet date; shareholders’ equity - historical rates; income and expenses - average rate during the period. The resulting translation adjustment is recorded as a separate component of shareholders’ equity in accumulated other comprehensive income (loss).

Comprehensive income

Comprehensive income and loss represents net income or loss plus the results of certain changes in shareholders’ equity during a period from non-owner sources that are not reflected in the consolidated statements of operations.

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

3.	U.S. dollar amount

The Company maintains its accounts and expresses its consolidated financial statements in New Taiwan dollars. For convenience only, U.S. dollar amounts presented in the accompanying consolidated financial statements have been translated from New Taiwan dollars, using the U.S. Federal Reserve Bank of New York noon-buying rate of NT$33.199 to US$1 at September 30, 2006. The convenience translations should not be construed as representations that the New Taiwan dollar amounts have been, could have been or could in the future be, converted into U.S. dollars at this or any other exchange rate.

4.	Marketable securities

Realized gains (losses) on sales of marketable securities for the nine-month periods ended September 30, 2006 and 2005 and the year ended December 31, 2005 were gains of NT$7,039 thousand, losses of NT$580 thousand and losses of NT$580 thousand, respectively. Net unrealized gains (losses) as of September 30, 2006 and December 31, 2005 were losses of NT$230 thousand and gains of NT$3,065 thousand, respectively.

5.	Inventories, net

	September 30, 2006	December 31, 2005
	NT$	NT$
Raw materials	46,072	19,328
Work in process	10,549	429
Finished goods	21,061	11,637

	77,682	31,394

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

6.	Property and equipment, net

	September 30, 2006
	Cost	Accumulated depreciation	Net book value
	NT$	NT$	NT$
Furniture and fixtures	5,978	3,346	2,632
Machinery and equipment	83,427	51,613	31,814
Leasehold improvements	773	281	492

	90,178	55,240	34,938
Construction in process	2,251	—	2,251

	92,429	55,240	37,189

	December 31, 2005
	Cost	Accumulated depreciation	Net book value
	NT$	NT$	NT$
Furniture and fixtures	5,589	2,428	3,161
Machinery and equipment	59,566	37,776	21,790
Leasehold improvements	773	164	609

	65,928	40,368	25,560
Construction in process	1,263	—	1,263

	67,191	40,368	26,823

7.	Deferred charges, net

	September 30, 2006	December 31, 2005
	NT$	NT$
Computer software costs	8,976	12,895
Others	1,437	764

	10,413	13,659

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

8.	Income taxes

a.	Income tax expense consisted of the following:

	Nine-month Period Ended September 30,		Year ended December 31, 2005
	2006	2005
	NT$	NT$	NT$
Income tax based on current taxable income	—	—	—
Other income tax adjustments	—	643	359
Net change in deferred income taxes
Net operating loss carryforwards	1,342	(10,852)	(15,524)
Investment tax credits	(1,679)	(10,722)	(16,067)
Temporary differences	(9,623)	(4,429)	(6,011)
Adjustment in valuation allowance	9,960	39,527	51,126

Income tax expense	—	14,167	13,883

b.	Net deferred income taxes consisted of the following:

	September 30, 2006	December 31, 2005
	NT$	NT$
Current deferred income taxes
Temporary differences	2,785	1,050
Valuation allowance	(2,785)	(1,050)

	—	—

Non-current deferred income taxes, net
Investment tax credits	35,394	33,715
Temporary differences	30,425	22,537
Net operating loss carryforwards	14,182	15,524
Valuation allowance	(80,001)	(71,776)

	—	—

As the Company is uncertain whether it may realize the benefits of its favorable tax attributes, the Company has established a valuation allowance against its otherwise recognizable deferred tax assets. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

9.	Pension plans

a.	Defined benefit pension plan

The Company has a defined benefit plan that provides benefits based on an employee’s length of service and average monthly salary for the six-month period prior to retirement. The Company contributes an amount equal to 2% of salaries paid each month to a pension fund (“the Fund”), which is administered by the pension fund monitoring committee (“the Committee”) and deposited in the Committee’s name in the Central Trust of China. The Company has made contributions of NT$494 thousand, NT$348 thousand and NT$348 thousand for the nine-month periods ended September 30, 2006 and 2005 and the year ended December 31, 2005, respectively.

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

Information on the defined benefit plan is summarized as follows:

December 31, 2005
NT$

Accumulated benefit obligation	4,806

Projected benefit obligation	18,764
Fair value of plan assets	(1,192)

Funded status	17,572

Additional minimum pension liabilities	3,614

Accrued pension liabilities	3,614

Actuarial assumptions:
Discount rate used in determining present values	3.5%
Future salary increase rate	5%
Expected rate of return on plan assets	5%

b.	Defined contribution pension plan

Under the defined contribution pension plan, the Company has made monthly contributions equal to 6% of each employee’s monthly salary to employees’ pension accounts, and recognized pension costs of NT$1,732 thousand, NT$555 thousand and NT$1,134 thousand for the nine-month periods ended September 30, 2006 and 2005 and the year ended December 31, 2005, respectively.

10.	Shareholders’ equity

Common stock, capital surplus and legal reserve

As of September 30, 2006, Attansic’s authorized and issued common shares were 35,161 thousand shares and 30,606 thousand shares, respectively. The authorized common shares include 4,554 thousand shares reserved for future exercises of stock options.

Capital surplus (under additional paid-in capital) can only be used to offset deficits under the Republic of China, (“R.O.C., Company Law”). However, the capital surplus generated from donations and the excess of the issue price over the par value of capital stock (including the stock issued for new capital, mergers, convertible bonds and the surplus from treasury stock transactions) may be appropriated as stock dividends, which are restricted to a certain percentage of the paid-in capital of Attansic.

The appropriation for legal capital reserve shall be made until the reserve equals Attansic’s paid-in capital. The reserve can be used to offset deficits, or be distributed as dividends and bonuses for the portion in excess of 50% of the paid-in capital, if Attansic has no unappropriated earnings and the reserve balance has exceeded 50% of the paid-in capital. The R.O.C. Company Law also prescribes that, when the reserve has reached 50% of the paid-in capital, up to 50% of the reserve may be transferred to capital.

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

11.	Stock option plan

In November 2003, the Company established incentive stock option plans (the “Plans”) that provide for the granting of options to employees, directors, officers for the purchase of the Company’s common shares. The options of the Plans are exercisable subsequent to the second anniversary of the grant date. Under the terms of the Plans, the options are granted at an exercise price equal to the net assets value per share of the Company at the most recent audited balance sheet date.

Option activities under the Plans are as follows:

	Nine-month period ended September 30,				Year ended December 31, 2005
	2006		2005
	Number of options	Weighted average exercise price per share	Number of options	Weighted average exercise price per share	Number of options	Weighted average exercise price per share
		NT$		NT$		NT$
Outstanding, beginning of period	4,425,464	14.18	2,234,662	13.90	2,234,662	13.90
Granted	—	—	—	—	2,190,802	14.46

Outstanding, end of period	4,425,464	14.18	2,234,662	13.90	4,425,464	14.18

Options exercisable, end of period	1,001,356	16.50	—	—	1,001,356	16.50

Weighted average fair value of options granted during the period	—	—	—	—	2,190,802	56.31

As of September 30, 2006, information about the Company’s outstanding and exercisable stock options was as follows:

Options outstanding				Options exercisable
Exercise price	Number of options	Weighted average remaining contractual life	Weighted average exercise price	Number of options	Weighted average exercise price
NT$		(years)	NT$		NT$
10.00	686,168	5.12	10.00	—	—
11.40	547,138	4.12	11.40	—	—
12.10	686,168	4.12	12.10	—	—
16.50	2,505,990	4.32	16.50	1,001,356	16.50

	4,425,464	4.39	14.18	1,001,356	16.50

All options outstanding were in-the-money and the aggregate intrinsic value of options outstanding as of September 30, 2006 was NT $229,905 thousand.

The fair value of the options granted was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

Expected volatility	53%
Risk-free interest rate	4.5%
Expected dividends	nil
Expected life	6 years

As the Company was a private entity and lacked the requisite ability to calculate the expected volatility of its shares, the expected volatility utilized was based on the average volatilities of similar entities. For the fair market value variable used in the calculation of the fair value of options granted, management believed that the net book value of the entity was not indicative of the Company’s fair market value and therefore management used assumptions of fair value based on determinations of external variables throughout the industry in addition to management’s estimates.

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

12. Related party transactions

The Company engages in business transactions with the following related parties:

a. ASUSTek, ultimate parent company

b. Equity method investees of ASUSTek

Asuspower Corp. (“Asuspower”)

Asiarock Technology Ltd. (“Asiarock”)

Significant transactions with the aforementioned parties are summarized as follows:

	Nine-month Period Ended September 30,		Year ended December 31, 2005
	2006	2005
	NT$	NT$	NT$
For the period
Sales
ASUSTek	115,010	13,163	17,709
Asuspower	—	38,089	38,592
Asiarock	—	8,797	9,309

	115,010	60,049	65,610

	September 30, 2006	December 31, 2005
	NT$	NT$
At end of period
Receivables
ASUSTek	54,579	4,557
Asuspower	112	5,808
Asiarock	—	394

	54,691	10,759

The selling price to related parties is approximately 15% to 20% lower than those to third parties because of quantity discounts.

ATTANSIC TECHNOLOGY CORPORATION

Notes to the consolidated financial statements

nine-month periods ended September 30, 2006 and 2005 (unaudited) and year ended December 31, 2005

(in thousands of New Taiwan dollars, unless specified otherwise)

13. Commitments and contingencies

The Company entered into several operating lease agreements for office space that expire on various dates through July 2009. Rental expense for the nine month periods ended September 30, 2006 and 2005 and the year ended December 31, 2006 was NT$4,535 thousand, NT$3,432 thousand and NT$5,086 thousand, respectively. As of September 30, 2006, the amounts of remaining future operating lease payments under these leases were as follows:

Year	Amount
NT$
2006 4th quarter	1,349
2007	5,395
2008	3,397
2009	1,204

11,345

From time to time, the Company may become involved in litigation. The Company is not currently aware of any matters that will have a material adverse affect on the financial position, results of operations or cash flows of the Company.

14. Concentration risks

The Company relies on a few customers who represent a significant portion of the Company’s net revenues and receivables.

Customers representing greater than 10% of net revenues are as follows:

	Nine months ended, September 30,		Year ended, December 31, 2005
	2006	2005
ASUSTek	72%	11%	13%
ECS Trading Company	14%	*	*
Asuspower	*	32%	27%
AECO Technology Company	*	23%	26%

Customers representing greater than 10% of receivables are as follows:

	Nine months ended, September 30, 2006	Year ended, December 31, 2005
ASUSTek	69%	18%
ECS Trading Company	21%	34%
Asuspower	*	23%

*	less than 10% in the applicable period.

15. Subsequent event

On December 18, 2006, the Company was acquired by Atheros Communications, Inc. (“Atheros”), a U.S. public company. Under the terms of the Share Purchase Agreement, Atheros acquired the Company and agreed to pay a total of up to US$46,121 thousand in cash, and to issue an aggregate of 1,111,753 shares of Atheros common stock in exchange for all of the outstanding capital stock of Attansic.

At the first closing on December 18, 2006, Atheros paid US$37,378 thousand in cash and issued all of the 1,111,753 shares of common stock, in exchange for approximately 88% of Attansic's capital stock. Atheros acquired the remaining 12% of Attansic's capital stock for approximately US$8,743 thousand in cash on November 13, 2007. The shares of Atheros common stock were issued pursuant to an exemption from registration under the Securities Act of 1933 (the "1933 Act")